LOAN AGREEMENT

     THIS LOAN AGREEMENT (this "Agreement") is dated as of November 10, 1997 by and between AMCON DISTRIBUTING COMPANY, a Delaware corporation ("Borrower") and LASALLE NATIONAL BANK, a national banking association ("Lender").

                                 RECITALS

     A. Borrower is acquiring all of the outstanding and issued stock (the "Stock") in Food For Health Co., Inc., an Arizona corporation ("FFH"), and after such acquisition, FFH will be a wholly owned subsidiary of Borrower.

     B. Borrower has requested that Lender advance a loan to Borrower in the amount of Four Million Five Hundred Thousand and No/100 Dollars
($4,500,000.00) for the purchase price of and other approved closing costs related to the acquisition of the Stock.

     C. Lender has agreed to advance such loan to Borrower under the terms contained herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and Lender agree as follows:

     1. AGREEMENT TO LEND. Subject to the terms of this Agreement, Lender shall make and Borrower shall accept, a loan (the "Loan") in the original principal amount of Four Million Five Hundred Thousand and No/100 Dollars ($4,500,000.00) to be used by Borrower solely for the purpose of purchasing the Stock and paying related closing costs approved in advance by Lender. The Loan is evidenced by a note (the "Note") dated of even date herewith made by the Borrower to Lender in the amount of the Loan. The Loan shall bear interest and be due and payable as set forth in the Note.

     2. CONDITIONS PRECEDENT TO DISBURSEMENT OF THE LOAN. The following are conditions precedent to the disbursement of the Loan and shall be complied with to the satisfaction of Lender. All documents referred to below shall be in form and substance satisfactory to Lender.

          (a) Borrower shall have executed and delivered, or shall have caused to be executed and delivered, the following documents (collectively, together with this Agreement, the "Loan Documents"):

                (i)    the Note;

                (ii) a Guaranty (the "Guaranty") executed by William F. Wright ("Guarantor") in favor of Lender guaranteeing, inter alia, full repayment of the Note;

                (iii) a Pledge Agreement (the "Pledge Agreement") made by Borrower in favor of Lender pledging, inter alia, as security for the Loan, the Stock in FFH (the collateral granted as security for the Loan under the Pledge Agreement is referred to herein as the "Collateral"); and

                (iv) such other documentation as Lender shall require to perfect its rights under the foregoing documents or otherwise in connection with the Loan.

          (b) Lender shall have received a commitment fee from Borrower of $22,500.00, which commitment fee shall be fully earned as of the date hereof;

          (c) Lender shall have received satisfactory financial statements of Borrower prepared in accordance with generally accepted accounting principles, and of Guarantor, prepared consistently.

          (d) Lender shall have received satisfactory evidence that the Collateral is not otherwise pledged or encumbered.

          (e) Lender shall have received all other documents, information and all other items reasonably required by Lender to effectuate the Loan transaction.

     3.   COVENANTS, WARRANTIES AND REPRESENTATIONS.

          (a) Until the Loan is paid and satisfied in full, Borrower agrees and covenants with the Lender:

                (i) Borrower will maintain its corporate existence; comply with all statutes, rules, orders and regulations the non-compliance with which would have an adverse affect on Borrower's existence or Borrower's ability to perform hereunder and under the Loan Documents; and not, without the prior written consent of Lender, consolidate with or merge into any other corporation. Borrower will not permit the authorization or issuance of any additional shares of any kind in Borrower or any other ownership interests in Borrower without the prior written consent of Lender, other than permitted in Borrower's Employee Stock Option Plan.

                (ii) Borrower will maintain FFH's corporate existence; comply with all statutes, rules, orders and regulations the non-compliance with which would have an adverse affect on FFH's existence; and not, without the prior written consent of Lender, consolidate with or merge FFH into any other corporation, including, without limitation, into Borrower. Borrower will not permit the authorization or issuance of any shares (other than the Stock) of any kind in FFH or any other ownership interests in FFH without the prior written consent of Lender.

                (iii) Borrower will protect, defend (with counsel satisfactory to Lender), indemnify and hold Lender harmless from and against any and all claims, losses, costs, liabilities and damages (including, without limitation, reasonable attorneys' fees and court costs) arising in connection with the Loan or the Collateral. Borrower's obligations under this Section 3
(a) (iii) shall survive the termination of this Agreement and the repayment of the Loan.

                (iv) Borrower will not cause or permit the sale, lease, transfer, assignment, mortgage or other disposition of all or any portion of, or any interest, direct or indirect, in any of Borrower's or FFH's assets, including, without limitation, the Collateral, including any sale, transfer or pledge of all or any shares of stock in Borrower, except for (A) transactions in the ordinary course of Borrower's business; (B) the liens created by existing security interests in favor of Norwest Bank, NA and Core States Bank, NA (the "Prior Liens"); and (C) the lien created by the Loan Documents.

                (v) Except for the security interest and liens granted to Lender pursuant to the Loan Documents, and except for the Prior Liens and except for purchase money security interests incurred in the ordinary course of business (but not replacements or renewals of the Prior Liens), Borrower will not suffer or permit any of Borrower's or FFH's assets, including, without limitation, the Collateral, to be encumbered by any security interest, liens, encumbrances or claims of any person or entity, any junior encumbrances as security for any debt or other obligation or any other liability. Any such encumbrance or assignment without the prior express written consent of the Lender shall be null and void.

                (vi) Borrower will execute and deliver or cause to be executed and delivered to Lender now and at any time or times hereafter at the request of Lender all notices, reports, acceptances, receipts, consents, waivers, affidavits, certificates and other agreements, instruments and documents which Lender may reasonably request in form and substance satisfactory to Lender. Borrower will do such further acts and things which Lender may reasonably request (A) to perfect and maintain perfected the liens and security interests granted or to be granted pursuant to this Agreement and the other Loan Documents, and (B) to consummate all transactions contemplated hereunder and thereunder.

                (vii) Borrower will not suffer or permit to be made any withdrawal of any portion of the capital of Borrower or any distribution of its assets. Borrower will not create or incur any indebtedness for borrowed money other than under existing loans from Norwest Bank, N.A. or its affiliates and Core States Bank, or become liable as a surety, guarantor, accommodation endorser, or otherwise, for or upon the obligation of any other person, firm or corporation.

                (viii) Borrower shall provide Lender with annual, audited financial statements of both Borrower and FFH within 90 days after the end of the fiscal year of each respective company.

                (ix) Borrower shall comply with the covenants contained in Exhibit A attached hereto and incorporated herein.

          (b) In order to induce Lender to advance the Loan to Borrower, Borrower hereby represents and warrants to Lender:

                (i) Borrower is a corporation duly organized and validly existing under the laws of the State of Delaware. Borrower is the owner of the Collateral, free of all liens, claims and encumbrances except for the liens and security interests created pursuant to this Agreement and the Prior Liens.

                (ii) FFH is a corporation duly organized and validly existing under the laws of the State of Arizona. The Stock constitutes all of the outstanding and issued shares of any kind of FFH. There are no other ownership interests in FFH.

                (iii) All requisite action on the part of Borrower has been taken to authorize the execution and delivery of this Agreement and the other Loan Documents. This Agreement and the other Loan Documents are the legal, valid and binding obligations of the Borrower and the Guarantor, as the case may be, enforceable in accordance with their terms. The Pledge Agreement creates a first perfected lien on the Collateral, subject to no other claims, encumbrances or liens.

                (iv) The execution and delivery of the Loan Documents and performance of the obligations thereunder by Borrower and Guarantor, respectively, will not violate any agreement or instrument creating or governing any of them, or to which any of them is a party or by which it is bound or any statute, rule or regulation, or any judgment, decree or order of any court or agency binding on any of them. Other than such consent as required by Norwest Bank, N.A., no consent or approval of the holder of any indebtedness or obligation of Borrower and Guarantor, respectively, or any governmental authority (whether foreign or domestic) is necessary in connection with the execution and delivery of any of the Loan Documents, or the transactions contemplated hereby.

                (v) Borrower has performed, or has caused to be performed, all obligations required to be performed by Borrower under all contracts, agreements, leases or other commitments to which it is a party in connection with the Collateral, and no default, or event which upon notice or lapse of time or both would create a default, has occurred and is continuing thereunder. There is no action, suit or proceeding pending or, to the best knowledge of Borrower threatened, against Borrower or Guarantor which would
(i) seek to enjoin the transactions contemplated by the Loan Documents or (ii) if decided adversely to Borrower, or the Guarantor, have a material adverse effect on the financial condition thereof.

                (vi) Borrower has filed, or has caused to be filed, all returns and reports required by any law or regulation to be filed by Borrower and has paid all taxes, duties and charges due on the basis of such returns and reports; and paid all real estate taxes, special assessments and other charges and impositions against any of its properties.

                (vii) The proceeds of the Loan will be used solely for the purchase of the Stock and the payment of related closing costs approved in advance by Lender.

                (viii) Neither this Agreement, nor any written statement, document or financial statement delivered in connection with the Agreement or any disbursement of the Loan contains any untrue statement of a material fact nor omits a material fact necessary to make the statements contained herein or therein not misleading. No material adverse change has occurred in the financial condition of Borrower since the dates of any financial statements submitted to Lender relating to Borrower.

                (ix) Borrower is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all government bodies in respect of the conduct of its business and the ownership and use of its property or assets.

          (c) All representations and warranties contained in this Section 3 will remain true and correct at all times until the Loan is repaid in full.

     4. EVENTS OF DEFAULT. The term "Event of Default," wherever used in this Agreement, shall mean any one or more of the following events:

          (a) If Borrower shall fail to pay when due any payment of principal or interest under this Agreement or the Note whether on the Maturity Date (as defined in the Note) or otherwise or any other payment required by the terms of this Agreement or any of the other Loan Documents; or

          (b) If Borrower shall fail to keep, perform or observe any other covenant, condition or agreement on the part of Borrower in this Agreement, and such failure shall continue for fifteen (15) days following the delivery of notice to Borrower of such failure; provided, however, if such failure is of the kind or nature that (in Lender's reasonable judgment) is curable but is not capable of being cured within fifteen (15) days, and provided, further, that Borrower has promptly commenced and is diligently proceeding to cure and as long as the continuation of such default without cure does not materially or adversely affect Lender's security interest in the Collateral or Borrower's ability to repay the Loan, then if such default is not cured within forty-five
(45) days following the delivery of such notice; or

          (c) If an Event of Default shall occur under any of the other Loan Documents and the same is not cured within such cure, grace or other period, if any, provided in such Loan Document; or

          (d) The untruth of any warranty or representation made herein, in any other Loan Documents, or in any affidavit or certificate executed by Borrower in connection with the Loan or the disbursement thereof; or

          (e) The appointment of a receiver, trustee or conservator of Borrower, the Collateral, Guarantor or Borrower's business;

          (f) If a material adverse change occurs in the financial condition of Borrower; or

          (g) If Borrower fails, for a period of twenty (20) days, to procure the dismissal or other disposition to Lender's satisfaction of any proceedings which might affect the validity or priority of the Loan Documents or other security for the Loan or which could, in Lender's opinion, materially affect Borrower's ability to perform its obligations under this Agreement; provided, however, if such dismissal or other disposition is capable of being procured but not within twenty (20) days and provided further, that Borrower has promptly commenced and is diligently proceeding to procure such dismissal or other disposition, then if such dismissal or other disposition is not procured within ninety (90) days following institution of any such proceedings; or

          (h) If any governmental or regulatory authority (whether foreign or domestic) takes or institutes any action, which in Lender's determination, will materially adversely affect Borrower's ability to perform its obligations hereunder or Lender's security interest in the Collateral; or

          (i) If Borrower or Guarantor shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or themselves, respectively, or its or their debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its or their respective assets, or shall consent to any such relief, or to the appointment of or taking possession by any such official in any involuntary case or other proceeding commenced against it or them, respectively, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

          (j) If Borrower or Guarantor shall suffer the commencement of an involuntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or themselves, respectively, or its or their debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its or their respective assets, and such involuntary case or other proceeding shall not be controverted by appropriate proceedings within thirty
(30) days or shall remain undismissed and unstayed for a period of sixty (60) days; or

          (k) If Borrower or Guarantor shall suffer the entry of an order for relief or be adjudicated a bankrupt or insolvent under the bankruptcy, insolvency or similar laws of any competent jurisdiction; or

          (l) If any final non-appealable judgment or judgments for the payment of money in excess of $250,000.00 individually or in the aggregate shall be rendered against Borrower and Borrower shall not have satisfied the same or caused execution thereof to be stayed within thirty (30) days; or

          (m) Guarantor shall cease to own and/or control with power to directly vote more than 25% of the issued and outstanding stock of Borrower; or

          (n) Borrower shall cease to own and control with power to directly vote 100% of the issued and outstanding stock of FFH; or

          (o) Additional shares (of any kind) or other ownership interests in FFH, other than the Stock, are authorized or issued.

     5. REMEDIES. Upon the occurrence of any Event of Default, without limitation of any remedies Lender may have at law or in equity and in accordance with the terms of any of the Loan Documents, Lender may pursue any one or more of the following remedies first, concurrently or successively with each other and with any other available remedies, it being the intent hereof that none of such remedies will be to the exclusion of any others:

          (a) Declare the Loan to be immediately due and payable by acceleration of the Note or otherwise; or

          (b) Foreclose the Pledge Agreement or other security agreements and exercise any other rights and remedies contained in this Agreement and the other Loan Documents; or

          (c) Enter into sale agreements with respect to the Collateral in the name of Borrower and generally take such action as Borrower might do as if Lender were the absolute owner of the Collateral; or

          (d) Exercise, without demand or notice, a right of set off against all monies, securities and other property of Borrower or Guarantor, now or hereafter in the possession of or on deposit with Lender.

     6. LENDER'S RIGHT TO CURE. If Borrower fails to perform any obligation of Borrower under any of the Loan Documents, or if any Event of Default occurs hereunder, Lender may, without additional notice, but will not be obligated to, perform such obligation or cure such failure or Event of Default, and all amounts expended in so doing and all costs and expenses paid or incurred by Lender in connection therewith, and all other amounts advanced by Lender in connection with preserving any security for the Loan or pursuant to the Loan Documents, will constitute additional advances of the Loan, will be secured by the Loan Documents and all other liens and security interests granted pursuant to this Agreement and the other Loan Documents, shall be payable upon demand and will bear interest from the date advanced until paid at the interest rate set forth in the Note after maturity or an Event of Default.

     7.   MISCELLANEOUS.

          (a) LOAN EXPENSES. Borrower shall pay all expenses, charges, costs and fees incurred in connection with the Loan or pursuant to the Loan Documents, including without limitation, all recording fees and charges, insurance premiums, legal fees and disbursements of Lender's special counsel, printing, photostating and duplicating expenses, escrow fees, fees of experts engaged by Lender, deposits, all such costs, expenses, charges and fees to be paid by Borrower to Lender upon demand or may be paid by Lender at any time by disbursement of proceeds of the Loan. All such costs, expenses, charges and fees shall be payable by Borrower regardless of whether there shall be any disbursements of the Loan.

          (b) SEVERABILITY. If any term, restriction or covenant of this Agreement is deemed illegal or unenforceable, all other terms restrictions and covenants and the application thereof to all persons and circumstances subject hereto will remain unaffected to the extent permitted by law; and if any application of any term, restriction or covenant to any person or circumstance is deemed illegal or unenforceable, the application of such term, restriction or covenant to other persons and circumstances will remain unaffected to the extent permitted by law.

          (c) NOTICES. All notices, demands and other communications hereunder to either party shall be in writing, and shall be delivered by personal delivery, by overnight courier or by United States mail, registered or certified, return receipt requested and postage prepaid. Such notices shall be deemed to have been given when actually received or when refused if personally delivered, on the day after deposit with a nationally recognized overnight courier, or on the third business day after the deposit thereof in the United States mail, if mailed, addressed as follows:

           If to the Borrower:   AMCON Distributing Company
                                 10228 L Street
                                 Omaha, Nebraska 68127
                                 Attention: Kathleen M. Evans

           with a copy to:       William F. Wright
                                 1431 Stratford Court
                                 Del Mar, California 92014

           If to the Lender:     LaSalle National Bank
                                 135 South LaSalle Street
                                 Chicago, Illinois 60603
                                 Attention: Mr. Mark A. Ryle

           or to either party at such other address as such party may designate for such purpose in a written notice duly given to the other party as provided for herein.

          (d) BINDING EFFECT; NO ASSIGNMENT BY BORROWER. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of Lender. The rights and obligations of Borrower under this Agreement or the other Loan Documents shall not be assigned or assignable, and any such purported assignment shall be void.

          (e) TIME OF ESSENCE. Time is of the essence with respect to the performance by Borrower of its obligations under this Agreement and the Loan Documents.

          (f) GOVERNING LAW. This Agreement is governed in all respects by the internal laws of the State of Illinois.

          (g) CONSTRUCTION. Whenever the context requires (i) the singular form of any word shall include the plural form and vice versa, and (ii) any gender used herein includes the feminine, masculine and neuter forms. Section and other headings used in this Agreement are for convenience of reference only and do not affect the meaning of the provisions which they precede.

          (h) WAIVERS. No waiver of any provision of any of the Loan Documents will be effective unless set forth in a writing signed by Lender, and any such waiver will be effective only to the extent set forth therein. Failure by Lender to insist upon full and prompt performance of any provision of any of the Loan Documents, or to take any action in the event of a breach of any such provision or an Event of Default, will not constitute a waiver of any rights of Lender, and Lender may at any time thereafter exercise all rights specified therein or provided by law with respect to such breach or Event of Default.

          (i) DEBTOR-CREDITOR RELATIONSHIP. Borrower and Lender hereby agree that the relationship created under this Agreement is intended to be solely that of debtor and creditor and agree to report the transaction as a loan in all tax filings. No part of this Agreement shall be construed as creating at any time, a partnership, joint venture or any other equity interest in the Collateral for Lender. Furthermore, Lender and Borrower agree that they are not, by execution and delivery of this Agreement and the Loan Documents, creating or intending to create a partnership, joint venture or such other equity interest. Each party hereto covenants that it shall not assert to any third party or in any administrative or judicial proceeding that (i) the relationship between Lender and Borrower is that of a partnership rather than lender-borrower, or (ii) the Loan Documents are not in all respects enforceable in accordance with their terms.

          (j) JURY WAIVER. BORROWER AND LENDER ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT, THE PLEDGE AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREIN AND THEREIN WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES. ACCORDINGLY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND LENDER HEREBY KNOWINGLY AND VOLUNTARILY MUTUALLY (A) WAIVE THE RIGHT TO TRIAL BY JURY IN ANY CIVIL ACTION, CLAIM, COUNTERCLAIM, CROSS-CLAIM, THIRD-PARTY CLAIM, DISPUTE, DEMAND, SUIT OR PROCEEDING ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE NOTE, ANY OF THE OTHER LOAN DOCUMENTS, OR THE LOAN EVIDENCED OR SECURED THEREBY, OR ANY RENEWAL, EXTENSION OR MODIFICATION THEREOF, OR ANY CONDUCT OF ANY PARTY RELATING THERETO, AND (B) AGREE THAT ANY SUCH ACTION, CLAIM, SUIT OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY.

          (k) JURISDICTION. BORROWER AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING DIRECTLY, INDIRECTLY OR OTHERWISE IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS SHALL BE LITIGATED, AT LENDER'S SOLE DISCRETION AND ELECTION, IN THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS OR THE NORTHERN DISTRICT OF ILLINOIS. BORROWER HEREBY CONSENTS AND SUBMITS IN ADVANCE TO THE JURISDICTION OF SUCH COURTS. BORROWER HEREBY IRREVOCABLY APPOINTS AND DESIGNATES C T CORPORATION SYSTEM, WHOSE ADDRESS IS BORROWER, C/O C T CORPORATION SYSTEM, 208 S. LASALLE STREET, CHICAGO, ILLINOIS 60604, AS ITS DULY AUTHORIZED AGENT FOR SERVICE OF LEGAL PROCESS AND AGREES THAT SERVICE OF SUCH PROCESS UPON SUCH PARTY SHALL CONSTITUTE PERSONAL SERVICE OF PROCESS UPON BORROWER. IN THE EVENT SERVICE IS UNDELIVERABLE BECAUSE SUCH AGENT MOVES OR CEASES TO DO BUSINESS IN CHICAGO, ILLINOIS, BORROWER SHALL WITHIN TEN (10) DAYS AFTER LENDER'S REQUEST, APPOINT A SUBSTITUTE AGENT (IN CHICAGO, ILLINOIS) ON ITS BEHALF AND WITHIN SUCH PERIOD NOTIFY LENDER OF SUCH APPOINTMENT. IF SUCH SUBSTITUTE AGENT IS NOT TIMELY APPOINTED, LENDER SHALL, IN ITS SOLE DISCRETION, HAVE THE RIGHT TO DESIGNATE A SUBSTITUTE AGENT UPON FIVE (5) DAYS NOTICE TO BORROWER. BORROWER HEREBY WAIVES ANY CLAIM THAT COOK COUNTY, ILLINOIS OR THE NORTHERN DISTRICT OF ILLINOIS IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. THE CHOICE OF FORUM FOR BORROWER SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND BORROWER HEREBY WAIVES THE RIGHT, IF ANY, TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION.

          IN WITNESS WHEREOF, the parties hereto have executed this Loan Agreement on the date first above written.

                        LASALLE NATIONAL BANK, a national banking association


                        By:     Mark A. Ryle
                              ------------------------------------
                          Its:  Vice President
                              ------------------------------------


                        AMCON DISTRIBUTING COMPANY, a Delaware corporation


                        By:     William F. Wright
                               ------------------------------------
                          Name: William F. Wright

                          Its:  Vice President
                               ------------------------------------




                     EXHIBIT A TO LOAN AGREEMENT

     This EXHIBIT A is attached to and forms an integral part of the Loan Agreement to which it is attached. Capitalized terms defined in the Loan Agreement and not otherwise defined in this EXHIBIT A shall have the same meaning in this EXHIBIT A as in the Loan Agreement. Wherever possible this EXHIBIT A and the Loan Agreement shall be construed so as to be consistent with each other; however, if and to the extent that the terms of this EXHIBIT A conflict or are inconsistent with the Loan Agreement, the terms of this EXHIBIT A shall prevail.

     1. Until the Loan is paid and satisfied in full, Borrower agrees and covenants with the Lender:

          (a) Borrower shall at all times maintain a Tangible Net Worth equal to or in excess of $4,000,000.00. "Tangible Net Worth" shall mean, as of any time the same is to be determined, an amount equal to shareholder's equity in Borrower reflected on the most recent balance sheet and the most recent audited financial statements of Borrower, both prepared in accordance with generally accepted accounting principles consistently applied, less the aggregate book value of all assets which would be classified as intangible assets under generally accepted accounting principles, including, without limitation, goodwill, patents, trademarks, trade names, copyrights, franchises and deferred charges (including, without limitation, unamortized debt discount and expense, organization and cost and deferred research and development expense) and similar assets.

          (b) The total of all debt incurred or to be paid by Borrower shall in no event at any time exceed four (4) times the amount equal to shareholder's equity in Borrower as reflected on the most recent balance sheet and the most recent audited financial statement of Borrower, both prepared in accordance with generally accepted accounting principles consistently applied.

          (c)   At all times the Debt Service Coverage Ratio shall not exceed
1.5 to 1. "Debt Service Coverage Ratio" shall mean for the period of which it is to be determined, the ratio of Net Cash Flow to Debt Service. "Net Cash Flow" shall mean the net income of Borrower as reflected on the most recent financial statement of Borrower, prepared in accordance with generally accepted accounting principles consistently applied, plus any depreciation deducted from net income. "Debt Service" shall mean the amount obtained by multiplying the principal amount then outstanding under the Note plus any other amounts then due and owing under this Agreement by the constant derived using a principal amortization schedule based on the remaining term of the Loan and an interest rate equal to the highest Loan Rate (defined herein as defined in the Note) applicable to any portion of the Loan then outstanding.

          (d) Borrower shall not, without Lender's prior written consent, cause or permit FFH to (i) distribute to Borrower assets of FFH; or (ii) pay to Borrower, any officer of Borrower or FFH, or any shareholder of Borrower or FFH, extraordinary distributions or extraordinary bonuses. Borrower shall not, without Lender's prior written consent, (iii) distribute to FFH, assets of Borrower, whether or not in the form of a loan; or (iv) pay to any officer of Borrower or FFH or any shareholder of Borrower, dividends, extraordinary distributions or extraordinary bonuses.

          (e) The annual fixed charge ratio of Borrower shall in no event at any time exceed 1.1 to 1.